UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 15, 2008

GOLDEN OVAL EGGS, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51096	20-0422519
(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Park Avenue East P.O. Box 615 Renville, MN	56284
(Address of principal executive offices)	(Zip Code)

(320) 329-8182
Registrant’s telephone, number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

Purchase and Sale Agreement

Golden Oval Eggs, LLC (the “Company”) and its affiliates GOECA, LP, GOEMCA, Inc., and Midwest Investors of Iowa, Cooperative (each party is referred to as a “Seller Party” and, collectively, the “Seller”) entered into a Purchase and Sale Agreement with Rembrandt Enterprises, Inc. (“Purchaser”) dated December 15, 2008 (the “Agreement”).  Under the terms of the Agreement, Purchaser will purchase from Seller substantially all of the assets used in the operation of Seller’s business of producing, processing, and distributing value added egg products (the “business assets”).  The purchase price paid by Purchaser to Seller for the business assets will be $123,750,000, subject to adjustment by a closing working capital adjustment and certain other potential adjustments specified in the Agreement.  Purchaser has represented to us in the Agreement that at closing it will have sufficient funds to pay the purchase price, and the closing is not contingent upon Purchaser receiving financing.

Consummation of the transactions contemplated under the Agreement is subject to certain closing conditions, including approval of the Agreement by the Company’s members and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Each Seller Party jointly and severally has made representations and warranties in the Agreement regarding Seller and the business assets.  The representations and warranties of Seller under the Agreement are made as of the date of the Agreement and as of the closing and terminate upon the closing or upon termination of the Agreement.  The assertions embodied in the representations and warranties were made for the purpose of the Agreement and are subject to certain qualifications and limitations agreed to by Seller in connection with negotiating the terms of the Agreement.

Seller has agreed to certain covenants, including covenants regarding the operation of the business prior to closing and covenants prohibiting Seller from soliciting or providing information or entering into discussions concerning proposals relating to alternative offers for the assets or ownership interests in Seller, except in limited circumstances to permit the Company’s board of directors to comply with its fiduciary duties or as otherwise provided in the Agreement.  Seller has agreed to a covenant not to compete with Purchaser anywhere in the United States for a period of five years following the closing.

Either Seller or Purchaser can terminate the Agreement in certain specified instances, and the Agreement provides that under certain circumstances, Seller or Purchaser may be required to pay the other party up to $500,000 upon termination.  If the closing does not occur and GOE enters into a subsequent transaction under certain conditions specified in the Agreement, GOE will be required to pay Purchaser up to $4,000,000.

Item 8.01                                             Other Events

On December 15, 2008, the Company issued a letter to its unitholders announcing the signing of the Agreement.  The letter also informed unitholders that the Company will distribute a proxy statement to voting members requesting their vote on the proposed transaction at a special meeting of members.  A copy of the letter is attached as Exhibit 20.1 to this Current Report on Form 8-K.

On December 15, 2008, the Company and Purchaser jointly issued a media release announcing that they had entered into the Agreement as discussed in Item 1.01 above.  A copy of the press release is being filed as Exhibit 99.1 and is incorporated by reference.

Item 9.01                                            Financial Statements and Exhibits.

(d)                                Exhibits.  The following are filed as exhibits to this Report:

20.1                         Letter to Golden Oval Eggs, LLC Unitholders dated December 15, 2008.

99.1                         Media Release dated December 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN OVAL EGGS, LLC

	By	/s/ Dana Persson
Dana Persson
President and Chief Executive Officer

Dated: December 15, 2008